Exhibit 23.1

Consent of Independent Auditors

We consent to the incorporation by reference in the following Registration Statements of our report dated February 24, 2006, with respect to the consolidated financial statements of R2 Technology, Inc., included in this Hologic, Inc.’s Form 8-K dated June 30, 2006.

(1)	Registration Statement (Form S-8 No. 33-35191) pertaining to the Hologic, Inc. 1986 Combination Stock Option Plan and 1990 Non-Employee Director Stock Option Plan

(2)	Registration Statement (Form S-8 No. 33-47830) pertaining to the Hologic, Inc. 1990 Non-Employee Director Stock Option Plan

(3)	Registration Statement (Form S-8 No. 33-87792) pertaining to the Hologic, Inc. Amended and Restated 1990 Non-Employee Director Stock Option Plan, 1986 Combination Stock Option Plan, and Savings and Investment Plan

(4)	Registration Statement (Form S-8 No. 33-11853) pertaining to the Fluoroscan Imaging Systems, Inc. 1994 Amended and Restated Stock Incentive Plan

(5)	Registration Statement (Form S-8 No. 33-11849) pertaining to the Hologic, Inc. 1990 Combination Stock Option Plan and the Hologic, Inc. Amended & Restated 1990 Non-Employee Director Stock Option Plan

(6)	Registration Statement (Form S-8 No. 333-34003) pertaining to the Hologic, Inc. 1997 Employee Equity Incentive Plan

(7)	Registration Statement (Form S-8 No. 333-79167) pertaining to the Hologic, Inc. 1997 Employee Equity Incentive Plan and the Hologic, Inc. Amended and Restated 1999 Equity Incentive Plan

(8)	Registration Statement (Form S-8 No. 333-34634) pertaining to Hologic, Inc. 1997 Employee Equity Incentive Plan

(9)	Registration Statement (Form S-8 No. 333-60046) pertaining to the Hologic, Inc. Amended and Restated 1999 Equity Incentive Plan, the Hologic, Inc. 2000 Acquisition Equity Incentive Plan and the Hologic, Inc. 2000 Employee Stock Purchase Plan

(10)	Registration Statement (Form S-8 No. 333-112222) pertaining to the Hologic, Inc. Amended and Restated 1999 Equity Incentive Plan

(11)	Registration Statement (Form S-8 No. 333-121111) pertaining to the Hologic, Inc. Amended and Restated 1999 Equity Incentive Plan

(12)	Registration Statement (Form S-8 No. 333-130170) pertaining to the Hologic, Inc. Amended and Restated 1999 Equity Incentive Plan

/s/ Ernst & Young LLP

Palo Alto, California

June 29, 2006